Exhibit 99.1

Sorrento Therapeutics Acquires Clinical Stage Drug Candidate for Treatment of Chronic Pain

San Diego, CA – October 10, 2013 – Sorrento Therapeutics, Inc. (OTC QB: SRNE; Sorrento) announced today that it has acquired Sherrington Pharmaceuticals, Inc. (Sherrington), a privately-held company focused on the development of a chronic pain treatment for end-stage cancer patients and other severe pain indications.

Sherrington’s drug candidate, known as Resiniferatoxin, is a non-opiate, ultra potent and selective agonist of the TRPV-1 receptor. A single injection of the compound is expected to permanently block the transmission of pain signals without impairing the mental or physical faculties of the patient, common side effects of opiate treatment. Resiniferatoxin was recently highlighted in the July 2013 issue of Scientific American1. Resiniferatoxin is currently in an investigator-sponsored Phase 1/2 clinical trial at the National Institutes of Health (NIH) under a company sponsored Collaborative Research and Development Agreement (CRADA). Sorrento plans to initiate additional clinical studies to rapidly advance the drug.

“Sorrento’s drug development pipeline now includes an additional clinical stage program to go along with its late stage program Cynviloq™ and robust pipeline of fully human therapeutic antibodies”, said Henry Ji, Ph.D., President and Chief Executive Officer of Sorrento. “Resiniferatoxin is a great fit with our mission to treat cancer patients with targeted and selective treatments. End-stage cancer pain is a particularly high unmet medical need and the early data with Resiniferatoxin are very encouraging.”

About Sorrento Therapeutics, Inc.

Sorrento Therapeutics, Inc. is a publicly-traded, development-stage biopharmaceutical company engaged in the acquisition, discovery, development and commercialization of proprietary drug therapeutics for addressing significant unmet medical needs in the Unites States, Europe and additional international markets. Sorrento’s therapeutic focus is oncology, but is also developing therapeutic products for inflammation, metabolic, and infectious diseases. Sorrento’s proprietary G-MAB® fully-human antibody library platform was designed to facilitate the rapid identification and isolation of highly specific antibody therapeutics. In addition, Sorrento is developing proprietary ADCs as well as AfDCs combining its G-MAB® antibodies with anti-tumor agents.

More information is available at www.sorrentotherapeutics.com.

Forward-Looking Statements

This press release contains forward-looking statements subject to risks and uncertainties that could cause actual results to differ materially from those projected. Words such as “assumes,” “plans,” “believes,” “expects,” “anticipates,” and “will,” and similar expressions, are intended to identify forward-looking statements. Forward-looking

[1]	http://www.scientificamerican.com/article.cfm?id=prickly-painkiller statements include statements about the preclinical and clinical development of Sorrento’s human antibody therapeutics. All such forward-looking statements are based on Sorrento’s current beliefs and expectations, and should not be regarded as a representation by Sorrento that any of its plans will be achieved. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in Sorrento’s businesses; the potential for approval and commercial success of Cynviloq or for further development of Resiniferatoxin; the scope and validity of patent protection for Sorrento’s platform technologies, and the risk that the development or commercialization of product candidates may infringe the intellectual property rights of others; the potential that Sorrento may require substantial additional funding in order to obtain regulatory approval for and commercialize Sorrento’s proprietary G-MAB® fully-human antibody library platform technologies or product candidates; and additional risks set forth in Sorrento’s filings with the Securities and Exchange Commission. These forward-looking statements represent Sorrento Therapeutics’ judgment as of the date of this release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Sorrento undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Contact:

Mr. George Uy

Chief Commercial Officer

Sorrento Therapeutics, Inc.

guy@sorrentotherapeutics.com

T: + 1 (661) 607-4057